UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2013

TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue
Palo Alto, California 94304-1213
(Address of principal executive offices, including zip code)

(650) 846-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

FY 2013 TIBCO Executive Incentive Compensation Plan

On February 1, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of TIBCO Software Inc. approved the terms of the FY 2013 TIBCO Executive Incentive Compensation Plan (the “EICP”). The EICP provides for the payment of cash bonuses to eligible Section 16 officers based on the attainment of certain corporate performance criteria established by the Committee. There is also a discretionary component to the EICP which permits the Committee to award cash bonuses based on certain factors.

A description of the EICP is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Summary of FY 2013 TIBCO Executive Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: February 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Summary of FY 2013 TIBCO Executive Incentive Compensation Plan.